                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT



AGREEMENT made as of this 1st day of June 1996, by and between STAODYN, INC., a Delaware corporation, with its principal offices located at 1225 Ken Pratt Boulevard, Longmont, Colorado 80501 (hereinafter the "Company") and JOHN R. SOUTH, residing at 7 Alison Way, Andover, Massachusetts 01810 (hereinafter the "Officer").

The Company hereby employs the Officer and the Officer hereby accepts employment on the terms and conditions hereinafter provided.

1. Term. Subject to the provisions for renewal and termination as hereinafter provided, the term of this Agreement shall commence on June 1, 1996 and terminate on May 31, 1997. This Agreement will be renewed automatically, upon the same terms and conditions, for successive periods of one year each, until either party at least sixty (60) days prior to the expiration of the original term or of any extended term, shall give written notice to the other of intention not to renew such employment. Any election not to renew or to terminate by the Company shall be effected by a duly adopted resolution of the Company's Board of Directors. Unless otherwise stated, any notice of nonrenewal shall by treated as a termination without cause.

    It is the intention of the parties to this Agreement, that it be redrafted prior to December 1, 1996, and that certain provisions be rediscussed at that time at a meeting including at least a majority of the members of the Board of Directors. The new Agreement shall incorporate the specific performance criteria relating to the Officer's cash and/or stock bonus opportunity for fiscal 1997.

2. Duties. The Company agrees to employ the Officer as President and Chief Executive Officer of the Company and to cause the Officer to be elected as a member of the Board of Directors so long as he is so employed.

3. Extent of Services. The Officer shall report to the Board of Directors and all other officers of the Company shall report to him or as he shall direct. The Officer shall have primary accountability for the performance of the Company. He shall be responsible for the overall revenue and profit of the Company; establishing short-term and long-range objectives, plans and policies subject to the approval of the Board of Directors; and he shall be responsible for representing the organization with major customers, the financial community, and the public.

    The Officer shall not be constrained from continuation of limited outside business commitments so long as such commitments do not interfere or conflict with the performance of his duties as President and Chief Executive Officer of the Company. All such outside business activities, which involve remuneration to the Officer, require prior approval of the Board of Directors. Such approval shall not be unreasonably withheld.

4. Compensation. For all services rendered by the Officer under this Agreement, the Company shall pay to the Officer base cash compensation of $150,000 for the first 12 months, increasing to $175,000 on June 1, 1997, subject to such merit increases as may be granted from time-to-time by the Board of Directors, payable biweekly in equal installments. In addition, the Company will provide life insurance of one and one-half (1 1/2) times base pay (premium cost taxable to Officer above $50,000). The Officer will be eligible for participation in all other employee benefit programs including but not limited to medical, dental, workers compensation, and disability insurance, as well as 125(k) and 401(k) plans and existing or future pension or other employee benefits. Any additional benefits not normally provided by the Company and desired by the Officer may be, at the Officer's discretion, deducted from the base compensation in lieu of payment by the Officer thereof.

    Options: Officer shall receive a 100,000 share incentive stock option under the Company's 1992 Stock Option Plan. Such option shall vest in four equal annual increments commencing one year from the date of grant, and shall expire seven years from the date of grant. The Board will consider future option grants to the Officer based on performance against Company objectives, and normal industry practices.

    Bonus Plan:       The Officer shall be eligible for a performance-based
                      cash bonus of up to 25% of the greater of $175,000 or the base salary set by the Board for any future year. This bonus eligibility shall begin for the fiscal year commencing December 1, 1996, and shall be based on specific financial or other performance criteria agreed to by the Officer and the Board.

    Moving Expenses:  The Officer shall receive $75,000 as a reasonable estimate of the costs of his relocation to Colorado. The Company will pay for the Officer's COBRA coverage (Medical, Accident, Life, Disability) during the 90-day waiting period required to obtain Staodyn plan coverage. In addition, the Company will pay for cost-effective interim travel and lodging for the Officer while still based in Andover, working in Longmont, Tampa and other areas from June 1, 1996 through November 30, 1996.

5. Expenses. The Officer shall be entitled to reimbursement for all reasonable expenses including travel, entertainment and similar items which may be incurred in connection with performance of his duties hereunder. Expenses incurred by the Officer pursuant to this Section will be reimbursed by the Company upon presentation by the Officer from time to time of an itemized account of such expenditures, in a form reasonably acceptable to the Company's chief financial or accounting officer.

6. Working Facilities. The Officer shall be furnished with all such facilities and services suitable to his position and adequate for the performance of his duties at the Company's executive office in Longmont, Colorado. The Officer's principal business activities shall be at such office or other location within 30 miles of Longmont, Colorado.

7. Vacation. The Officer shall be entitled each year to a vacation of four (4) weeks, (20 days), during which time his compensation will be paid in full. Vacation shall accrue at a rate of 6.15 hours per payroll from date of hire.

8. Disability. If the Officer is unable to perform his services by reason of illness or incapacity for a period of more than 26 weeks in any 12-month period, the Company shall not be obligated to pay him any compensation after the expiration of such period. Notwithstanding anything hereunder to the contrary, the Company may terminate this Agreement without payment of compensation other than accrued salary and benefits, at any time after the Officer shall be absent from his employment for whatever cause for a continuous period of more than 180 days, and all obligations of the Officer hereunder shall cease upon such termination. No such termination shall prejudice the Officer's rights under applicable disability benefits or insurance. The Officer agrees that this disability provision shall be utilized only in the event of bonafide illness or incapacity of the Officer.

9.  Termination.

    (a) Either party may terminate this Agreement for cause at any time on thirty (30) days written notice to the other party thereof. In any termination for cause by the Company, "cause" shall mean the commission by the Officer of any act involving gross misconduct, such as, but not limited to dishonesty, gross neglect of duty, frequent unexplained absence from work (after notice and failure to cure), or other misconduct seriously detrimental to the interests of the Company.

    (b) If the Officer terminates without cause before June 1, 1997 in order to accept other employment, the Officer will be required to reimburse Staodyn for moving expense payments received from the Company. If the Officer terminates this Agreement without cause at any other time, he shall provide 30 days notice to the Company thereof, and shall be entitled to accrued salary, benefits through the notice period, and optional COBRA coverage as authorized by law.

    (c) In the event of a change of control of the Company, regardless of whether such change of control has received the endorsement or recommendation of the Board of Directors of the Company, the Officer shall be paid compensation as set forth in the Change of Control Agreement attached hereto as Exhibit A.

    (d) If the Company terminates Officer without cause, the Officer shall receive 12 months salary if such termination occurs prior to December 1, 1996. If such termination occurs subsequent to November 30, 1996, the Officer shall receive no less than six months' salary. The Officer shall have the option of selecting regular biweekly payments or a lump sum payable within 30 days of Officer's election.

10. Noncompetition Agreement. Officer acknowledges that the Company has trade secrets and confidential information, that as President and Chief Executive Officer he will have access to all such trade secrets and confidential information and that in performing duties in an executive position for another company he might necessarily use and divulge such trade secrets and confidential information. Therefore, in consideration for the severance benefits set forth above, the Officer agrees that for a period of six months subsequent to the Termination Date, the Officer will not, directly or indirectly:

    (a) Call upon any person or entity which was a customer of the Company immediately prior to the Termination Date for the purpose of diverting, taking away the business of, or selling products or services competitive with significant products or services provided by the Company on the Termination Date;

    (b) In any manner, misuse or divulge to any person any list of customers, confidential information or trade secrets of the Company;

    (c) Alone or in any capacity solicit or in any manner attempt to solicit or induce any person or persons employed by the Company within one year prior to the Termination Date to leave such employment;

    (d) Within the United States of America, either as an employee, employer, consultant, agent principal, partner, more than 5% stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any significant manner with any material business conducted by the Company on the Termination Date that comprises in excess of 20% of the Company's revenues.

11. Officer Indemnification. The Company will execute no later than December 1, 1996, a separate agreement to hold harmless and advance expenses to indemnify the Officer from claims made by third parties or by shareholders on behalf of the Company against the Officer and/or the Company to the fullest extent allowable under the law for all actions or omissions by the Officer in his position with the Company. The Company agrees to reimburse the Officer up to $1,000 annually for the premium cost of any umbrella liability insurance policy purchased by the Officer which covers any such claims which may be made against him in connection with his positions with the Company.

12. Disclosure of Proprietary Information; Inventions. The obligations of the Officer with respect to inventions and proprietary information of the Company are specified in that certain Employer-Employee Invention and Protected Information Agreement, a copy of which is attached hereto as Exhibit B and hereby made a part of this Agreement.

13. Notices. All notices hereunder shall be in writing and sent by registered or certified mail, postage prepaid and addressed as follows:

               If to the Company:  Board of Directors
                                   Staodyn, Inc.
                                   1225 Ken Pratt Boulevard
                                   P.O. Box 1379
                                   Longmont, Colorado  80502-1379

               If to the Officer:  John R. South
                                   (Address to be designated after
                                    relocation to Colorado)
    or at such other address as either party may specify from time to time in writing to the other.

14. Assignment. No party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto. All of the provisions of this Agreement shall be binding upon the successors and assigns of the Company.

15. Further Instruments. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

16. Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

17. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

18. Headings. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to effect the meaning thereof.

19. Governing Law. The Agreement shall be governed by the laws of the State of Colorado.

20. Arbitration. Any controversy or claim relating to this Agreement, or the breach thereof, which cannot be resolved through negotiations between the parties hereto, shall be submitted to binding arbitration in Boulder County, Colorado. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbiter through the Judicial Arbiter Group ("JAG"), any successor of the Judicial Arbiter Group, or any similar arbitration provider who can provide a former judge to conduct such arbitration if JAG is no longer in existence, or an arbiter appointed by the court. The arbiter shall be selected by JAG or the court on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbiter shall be final, nonappealable, and binding upon the parties, and it may be entered in any court of competent jurisdiction.

21. Entire Agreement. This instrument contains the entire agreement of the parties and there are no understandings, agreements, or representations expressed or implied, not specified herein. This Agreement may not be changed, modified or discharged unless consented to in writing by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE OFFICER                          STAODYN, INC.

/s/ John R. South                    /s/ W. Bayne Gibson
---------------------                -------------------------------------------
John R. South                        Chairman of the Board


June 19, 1996                        /s/ Michael J. Newman
----------------------               -------------------------------------------
Date                                 Vice President - Finance and Administration
                                     Corporate Secretary


                                     June 19, 1996
                                     -------------------------------------------
                                     Date

                                                                       EXHIBIT A



                          CHANGE OF CONTROL AGREEMENT



AGREEMENT made as of this 1st day of June 1996, by and between STAODYN, INC., a Delaware corporation, with its principal offices located at 1225 Ken Pratt Boulevard, Longmont, Colorado 80501 (hereinafter the "Company"), and JOHN R. SOUTH, residing at 7 Alison Way, Andover, Massachusetts 01810 (hereinafter the "Officer").

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

    (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
        1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, beneficially owns 50% or more of the Company's voting common stock; or, (b) at any time during the period of three consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which both (i) a majority of the directors of the surviving entity were directors of the Company prior to such consolidation or merger; and (ii) which would result in the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (d) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    (b) "Cause" shall mean the commission by the Officer of any act involving gross misconduct such as, but not limited to, dishonesty, gross neglect of duty, frequent unexplained absence from work, or other misconduct seriously detrimental to the interests of the Company.

    (c) "Termination Date" shall mean the date following a Change of Control when the Officer receives written notice that his employment is Terminated without Cause or, if later, such other termination date specified in the written notice.

    (d) "Terminate" shall mean not only a complete termination of employment by the Company or its successor but also a significant negative change in the terms of employment with the Company or its successor, including but not limited to a requirement to relocate or a significant reduction in salary and benefits.

    (e) "Termination Following a Change of Control" shall mean a termination without cause by the Company following or in connection with a change of control or a termination by the Officer for "Good Reason" of the Officer's employment with the Company within two years following a "Change of Control" (as defined below).

    (f) For purposes of this Agreement, "Good Reason" shall include, but not be limited to, any of the following (without the Officer's express written consent):

        i) the assignment to the Officer by the Company of duties inconsistent with or a substantial alteration in the nature or status of, the Officer's responsibilities as in effect immediately prior to a Change of Control;

        ii) a reduction by the Company in the Officer's compensation or benefits as in effect immediately prior to the date of a Change of Control;

        iii) a relocation of the Company's principal offices beyond 30 miles from the present Longmont, Colorado location, or the Officer's relocation to any place other than the Longmont, Colorado offices of the Company, except for reasonably required travel by the Officer on the Company's business;

        iv) any material breach by the Company of any provision of this Agreement if such material breach has not been cured within thirty
             (30) days following written notice of such breach by the Officer to the Company setting forth with specificity the nature of the breach; or

        v) any failure by the Company to obtain the assumption and performance of the Employment Agreement and this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Company.

2. Severance Benefits.   In the event there is a Termination Following a Change
   of Control, the Officer shall be entitled to the following severance benefits for a period of 12 months after the Termination Date:

   (a) Continued base salary in regular biweekly payments, or if so elected by the Officer, a lump sum payable within 30 days of the Officer's election.

   (b) Bonus payable in such amount as would be payable to the Officer had he been employed by the Company for the full fiscal year during which the termination occurred, and the Company had achieved Plan performance for such fiscal year. Such bonus shall be paid in the same manner as elected by the Officer in (a) above;

   (c) Continued medical, dental, life and disability insurance benefits; and

   (d)   Continued retirement benefits, including 401(k) plan.

   Such benefits shall be identical to the salary, bonus, insurance and retirement plan benefits to which the Officer was entitled immediately prior to the Change of Control. During such 12-month period, the Officer shall continue to be an employee of the Company for purposes of participation in the plans which provide the benefits described in subsections (c) and (d) above but shall have no further responsibilities as an employee and shall not be required or permitted to continue his former duties. Subject to Section 4, the Officer shall be free to accept other employment during such period, and there shall be no offset of any employment compensation earned by Officer in such other employment during such period against payments due the Officer hereunder, and there shall be no offset in any compensation or benefits received from such other employment against the continued salary and benefits set forth above.

3. Stock Option Vesting. In the event of a Termination Following a Change of Control, all outstanding stock options held by the Officer which are not then exercisable, shall become exercisable in their entirety, as of the date immediately preceding the Termination Date.

4. Noncompetition Agreement. Officer acknowledges that the Company has trade secrets and confidential information, that as President and Chief Executive Officer he will have access to all such trade secrets and confidential information and that in performing duties in an executive position for another company he might necessarily use and divulge such trade secrets and confidential information. Therefore, in consideration for the severance benefits set forth above, the Officer agrees that for a period of 12 months subsequent to the Termination Date, the Officer will not, directly or indirectly:

   (a) Call upon any person or entity which was a customer of the Company immediately prior to the Termination Date for the purpose of diverting, taking away the business of, or selling products or services competitive with significant products or services provided by the Company;

   (b) In any manner, misuse or divulge to any person any list of customers, confidential information or trade secrets of the Company;

   (c) Alone or in any capacity solicit or in any manner attempt to solicit or induce any person or persons employed by the Company within one year prior to the Termination Date to leave such employment;

   (d) Within the United States of America, either as an employee, employer, consultant, agent principal, partner, more than 5% stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any significant manner with any material business conducted by the Company on the Termination Date.

5. Termination.  This Agreement may be terminated only as follows:

   (a)   by mutual written agreement of the parties;

   (b) upon termination of Officer's employment prior to, and not in connection with, a Change of Control.

   (c)   when the Officer attains age 65.

6. Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

7. Assignment. The parties may assign their economic rights under this Agreement but shall not assign any personal obligations from this Agreement.

8. Miscellaneous. This Agreement: (a) contains the entire agreement among the parties regarding the subject matter hereof and supersedes any prior agreements on this subject between the parties; (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver; (c) shall be construed in accordance with, and governed by, the laws of Colorado; and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and permitted assigns, including, without limitation, any successor to the business of the Company.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


THE OFFICER                          STAODYN, INC.

/s/ John R. South                    /s/ W. Bayne Gibson
-------------------------            -------------------------------------------
John R. South                        Chairman of the Board


June 19, 1996                        /s/ Michael J. Newman
-------------------------            -------------------------------------------
Date                                 Vice President - Finance and Administration
                                     Corporate Secretary


                                     June 19, 1996
                                     -------------------------------------------
                                     Date

                                                                       EXHIBIT B

                      ASSIGNMENT AND AGREEMENT CONCERNING
                       INVENTIONS AND NON-DISCLOSURE OF
                            PROPRIETARY INFORMATION



In consideration of my employment by STAODYN, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company") I hereby agree as follows:

                                 I. INVENTIONS

        I hereby assign to the Company or its designee all rights, title and interest I may have in and to any and all inventions, trade secrets, confidential and proprietary information, software programs, discoveries, conceptions, preparations and developments, whether or not eligible for or covered by patent, copyright, or trade secret protection, and whether or not such constitute works for hire or would otherwise belong to the Company by operation of law (all collectively hereinafter referred to as "Invention") that become known to, or are discovered or developed by, me, alone or jointly with others, or are suggested by or result from work assigned to me during the term of my employment with the Company, but only to the extent such Inventions are reasonably related to or result from the use of premises or personal property (tangigle or intangible) of the Company, the actual or anticipated research and development, customers, products, services or other business activities of the Company and are not excluded herefrom by virtue of the Company's express written agreement or resolution of its Board of Directors after full disclosure by me to the Company of the Invention. I shall promptly disclose to the Company any such Invention and shall communicate all information relating thereto.

        I shall assist the Company at any time during or after my employment, at the Company's expense, in the preparation, execution and delivery of disclosures, patent applications, and other papers, and shall do such other acts as are reasonably necessary to obtain, enforce or defend patents or other rights to Inventions covered by the foregoing assignment, as may be necessary to vest title thereto in the Company, its assigns, successors, or legal representatives. I agree to cooperate with and assist the Company, at the Company's expense, with respect to any suits or legal proceedings relating to the rights of the Company in such Inventions at any time during or after my employment.

        In the event the Company, after reasonable effort, is unable to secure my signature on any letters patent, copyright or other analogous protection or applications therefor, relating to any Invention, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analagous protection thereon with the same legal force and effect as if executed by me.

                          II. PROPRIETARY INFORMATION

        I agree to:

        (a) Treat as confidential and preserve the confidentiality of all of the Company's trade secrets and confidential and proprietary information, including confidential and proprietary information of third parties disclosed to the Company by such third parties ("Proprietary Information");

        (b) Make no use of the Proprietary Information except in connection with my employment by the Company.

        (c) Make no disclosures of any Proprietary Information to any party not an employee or consultant of the Company without the prior written consent of the President or other officer of the Company.

        (d) Limit access to the Proprietary Information to such employees or consultants of the Company as reasonably require such access; and

        (e) Upon termination of my employment or upon the request of an officer of the Company, return to the Company all Proprietary Information in my possession, including, but not limited to, original documents, drawings, models, samples and any copies thereof which have been received or derived by me in connection with my employment by the Company.

        For purposes of this Agreement, the term Proprietary Information shall not include information that is known to the general public through publication or otherwise.

        I agree that either during my employment or afterward, if requested by the Company, I will acknowledge my possession of confidential Proprietary Information of the Company by signing an appropriate list of any and all Proprietary Information of the Company of which I have knowledge or about which I have acquired information.

                      III. FORMER EMPLOYER TRADE SECRETS

        I shall not, during my employment hereunder, either directly or indirectly, disclose or use any protected trade secret, proprietary right or information of any former employer of mine.

                               IV. SEVERABILITY

        If any clause, provision or term of this Agreement is declared illegal, invalid, or unenforceable under applicable present or future laws, then the remainder of this Agreement shall not be affected and, in lieu of any such clause, provision, or term, there shall be added as a part hereof a substitute clause, provision or term as similar in substance to such illegal, invalid or unenforceable clause, provision or term as may be possible.

                                 V. EMPLOYMENT

        Nothing contained in this Agreement shall be construed as impairing my right or the right of the Company to terminate my employment hereunder, and my obligations under this Agreement shall continue whether or not employment with the Company shall be terminated voluntarily or involuntarily with or without cause.

                             VI. INJUNCTIVE RELIEF

        I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach, the Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

                              VII. GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

                              VIII. MISCELLANEOUS

        No modification or changes in this Agreement shall be valid unless such modifications or changes are in writing and signed by all parties hereto. Any waiver of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions, or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof. The rights of the Company under this Agreement shall inure to its successors and assigns.

                                                EMPLOYEE:

                                                /s/ JOHN R. SOUTH
                                                -------------------------------


                                                STAODYN, INC.

                                                By: /s/ MICHAEL J. NEWMAN
                                                -------------------------------
                                                    July 17, 1996

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